EXHIBIT 8


                  CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

      This Agreement between MONUMENT SERIES FUND, INC., a corporation organized and existing under the laws of Maryland, having its principal place of business at 8377 Cherry lane, Laurel, Maryland, 20707 hereinafter called "Fund", and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company, having its principal place of business at 801 Pennsylvania, Kansas City, Missouri 64105, hereinafter called "Custodian" (collectively, "Parties").

                                  WITNESSETH:

      WHEREAS, Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, Fund intends to initially offer shares in two series, the Monument Washington Regional Growth Fund and Monument Washington Regional Aggressive Growth Fund (such series together with all other series subsequently established by Fund and made subject to this Agreement in accordance with paragraph 15, being herein referred to as the "Portfolio(s)"); and

      WHEREAS, State Street Bank & Trust Company ("State Street") serves as Fund's transfer and service agent, and administrator; and

      WHEREAS, Custodian has the qualifications prescribed in Section 26(a)(1) of the Investment Company Act of 1940 (the "1940 Act") pursuant to Section 17(f) of the 1940 Act.

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the Parties agree as follows:

1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT. Fund hereby employs Custodian as Custodian of the assets of the Portfolios of Fund, including, in addition to cash, securities which Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States
("domestic securities") and investments (including foreign currencies) for which the primary market is outside the United States ("foreign securities"). Fund on behalf of the Portfolio(s) agrees to deliver to Custodian all assets, including securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of Fund representing interests in the Portfolios ("Shares"), as may be issued or sold from time to time. Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to Custodian.

      Upon receipt of "Proper Instructions" (within the meaning of Article 5), Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States (including, without limitation, affiliates of Custodian), but only in accordance with and upon receipt of a certified copy of an approving resolution of the Board of Directors of Fund on behalf of the applicable Portfolio(s), and provided that

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Custodian  shall have no more or less  responsibility  or liability to Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to Custodian. Custodian may employ as sub-custodian for Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Exhibit A hereto but only in accordance with the provisions of Section 2.16.

2.    DUTIES OF CUSTODIAN.

2.1 HOLDING SECURITIES. Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than securities which are maintained pursuant to
      Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "U.S. Securities System").

2.2 DELIVERY OF SECURITIES. Custodian shall release and deliver domestic securities owned by a Portfolio held by Custodian or in a U.S. Securities System account of Custodian only upon receipt of Proper Instructions from Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the Parties, and only in the following cases:

      1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the
            Portfolio; and in the case of repurchases that are effected through a U.S. Securities System, subject to the requirements of
            Section 2.10 hereof;

      3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

      4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

      5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to Custodian;

      6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to Custodian;


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      7)    Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, Custodian shall have no responsibility or
            liability   for  any  loss  arising  from  the  delivery  of  such
            securities prior to receiving  payment for such securities  except
            as  may  arise  from   Custodian's   own   negligence  or  willful
            misconduct;

      8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to Custodian;

      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to Custodian;

      10) For delivery in connection with any loans of securities made by the Portfolio, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by Custodian and Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

      11) For delivery as security in connection with any borrowings by Fund on behalf of the Portfolio requiring a pledge of assets by Fund on behalf of the Portfolio, BUT ONLY against receipt of amounts borrowed;

      12)   For delivery in  accordance  with the  provisions of any agreement among Fund on behalf of the Portfolio, Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of Fund;

      13) For delivery in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of Fund;


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

      14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of Fund, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

      15) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Board signed by an officer of Fund and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper Fund purpose, and naming the person or persons to whom delivery of such securities shall be made.

      In delivering any securities pursuant to this Section 2.2, Custodian shall credit to the account of the Portfolio which held such securities the cash or other property received therefor, except to the extent that Custodian may be instructed otherwise by certified resolution meeting the requirements of paragraph (15) of this Section 2.2.

2.3 REGISTRATION OF SECURITIES. Domestic securities held by Custodian (other than bearer securities) shall be registered in the name of each Portfolio or in the name of any nominee of Fund on behalf of each Portfolio or of any nominee of Custodian, or in the nominee name of any agent appointed pursuant to Section 2.9 or in the nominee name of any sub-custodian appointed pursuant to Article 1. Custodian shall clearly record on its records the Portfolio for which each security of the Fund is being held. All securities accepted by Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, Fund directs Custodian to maintain securities in "street name", Custodian shall utilize its best efforts only to timely collect income due Fund on such securities and to notify Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 BANK ACCOUNTS. Custodian shall open and maintain in the name of Custodian a separate bank account or accounts in banks or trust companies in the United States in the name of each Portfolio of Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by Custodian for a Portfolio may be deposited by it to its credit as Custodian in such banks or trust companies (including, without limitation, affiliates of Custodian) as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and funds to be deposited with each such bank or trust company shall on behalf of each


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

      applicable Portfolio be approved by vote of a majority of the Board of Directors of Fund. Such funds shall be deposited by Custodian in its capacity as Custodian and shall be withdrawable by Custodian only in that capacity; provided, however that depositing such funds shall not relieve Custodian of its responsibilities or liabilities hereunder.

         Custodian shall take all reasonable and appropriate steps to help protect Fund's cash against claims by Custodian's creditors in the event of Custodian's insolvency, bankruptcy or similar circumstances, including the daily investment of cash advances in temporary overnight investments, as directed by Fund's investment adviser.

2.5 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between Fund on behalf of each applicable Portfolio and Custodian, Custodian shall, upon the receipt of Proper Instructions from Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by Fund and Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by Custodian or its agent, or are held in a U.S. Securities System on such date of payment, and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of
      Section 2.2 (10) shall be the responsibility of Fund. Custodian will have no duty or responsibility in connection therewith, other than to provide Fund with such information or data as may be necessary to assist Fund in arranging for the timely delivery to Custodian of the income to which the Portfolio is properly entitled.

2.7 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, Custodian shall pay out monies of a Portfolio in the following cases only:

      1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by Custodian as its agent for this purpose pursuant to
            Section 2.9 hereof) registered in the manner required for such instruments to be held pursuant to this Agreement or in proper form for transfer; (b) in the case of a purchase effected through


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            a U.S.  Securities  System,  in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of repurchase agreements entered into between Fund on behalf of the Portfolio and Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or for securities purchased through a U.S. Securities System, in accordance with the conditions set forth in
            Section 2.10 hereof or (ii) through an agreement by Custodian or other bank or broker-dealer to repurchase such securities from the Portfolio or (d) for transfer to a time deposit account of Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from Fund as defined in Article 5;

      2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

      3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

      4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of Fund;

      6) For payment of the amount of dividends received in respect of securities sold short by a Portfolio;

      7) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee of Fund signed by an officer of Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by Custodian in advance of receipt of the securities purchased (i.e., as provided in greater detail in Section 2.7(1)) in the absence of specific written instructions from Fund on behalf of such Portfolio to so pay in advance, Custodian shall be absolutely liable to Fund for such securities to the same extent as if the securities had been received by Custodian.


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2.9   APPOINTMENT  OF  AGENTS.  Custodian  may at any  time  or  times  in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian (including, without limitation, affiliates of Custodian), as its agent to carry out such of the provisions of this Article 2 as Custodian may from time to time direct; PROVIDED, however, that the
      appointment   of  any  agent   shall  not  relieve   Custodian   of  its
      responsibilities or liabilities hereunder.

2.10 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

      1) Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Account") of Custodian in the U.S. Securities System which shall not include any assets of Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      2) The records of Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

      3) Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of written or electronically accessible  advice  from  the U.S.  Securities  System  that  such securities have been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such payment and transfer for the account of the Portfolio. Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of written or electronically accessible advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by Custodian and be provided to Fund at its request. Upon request, Custodian shall furnish Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio. Custodian shall comply with all requirements of Rule 17f-4, including 17f-4(d)(3), under the 1940 Act;

      4) Custodian shall provide Fund for the Portfolio with any report obtained by Custodian on the U.S. Securities System's accounting system, internal accounting controls and procedures for


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            safeguarding  securities  deposited in the U.S. Securities System.
            Custodian shall send to Fund such reports on Custodian's own systems of internal accounting controls as Fund may reasonably request from time to time. Custodian shall send to Fund such reports automatically whenever there is a material change in any such systems;

      5) Custodian shall have received from Fund on behalf of the Portfolio the initial or annual certificate, as the case may be, required by
            Article 14 hereof;

      6) Anything to the contrary in this Agreement notwithstanding, Custodian shall be liable to Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of Custodian or any of its agents or of any of its or their employees or from failure of Custodian or any such agent to use reasonable efforts to enforce such rights as it may have against the U.S. Securities System or any guarantee or insurance fund; at the election of Fund, it shall be entitled to be subrogated to the rights of Custodian or any agent with respect to any claim against the U.S. Securities System or any other person or fund which Custodian or agent may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.11 SEGREGATED ACCOUNT. Custodian shall upon receipt of Proper Instructions from Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by Custodian pursuant to Section 2.10 hereof, (a) in accordance with the provisions of any agreement among Fund on behalf of the Portfolio, Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (d) to hold securities subject to repurchase agreements, to the extent that certificates for such securities are held in physical custody, and (e) for other proper corporate purposes, BUT ONLY, in the case of clause (e), upon receipt of, in addition to Proper Instructions from Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Directors or of the Executive Committee of the Board signed by an officer of Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper Fund purposes.

      Custodian shall take all reasonable and appropriate steps to help protect Fund's cash against claims by Custodian's creditors in the event of Custodian's insolvency, bankruptcy or similar circumstances, including the daily investment of cash advances in temporary overnight investments, as directed by Fund's investment adviser.

2.12 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.13 PROXIES. Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, Custodian shall transmit promptly to Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, Custodian shall transmit promptly to the Portfolio all written information received by Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify Custodian at least three business days prior to the date on which Custodian is to take such action.

2.15 ADOPTION OF PROCEDURES. Custodian and Fund hereby adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit B. Custodian and Fund may from time to time adopt such additional procedures as they agree upon, and Custodian may conclusively assume that no procedure approved or directed by Fund conflicts with or violates any requirements of the Prospectus, articles of incorporation, bylaws, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules, requirements or policies which might necessitate changes in Custodian's responsibilities or procedures.

2.16 DUTIES OF CUSTODIAN WITH RESPECT TO PROPERTY OF FUND HELD OUTSIDE OF THE UNITED STATES Each Portfolio's foreign securities and cash or cash equivalents, in amounts deemed by Fund to be reasonably necessary to effect such Portfolio's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as Subcustodians ("Global Subcustodian"), and thereafter, pursuant to a written contract or contracts as approved by Fund, may be transferred to accounts maintained by any such Global Subcustodian with eligible foreign custodians, as defined in Rule 17f-5(a)(1)("Eligible Foreign Custodian"). Custodian will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Eligible Foreign Custodian only to the same extent such subcustodian is liable to the Global Subcustodian. The provisions of Sections 2.2 and 2.7 of this Agreement shall apply mutatis mutandis to the foreign securities of each Portfolio held in the custody of a Global Subcustodian or outside of the United States by an Eligible Foreign Custodian. Agreements employing Global Subcustodians and Eligible Foreign Custodians shall require each such institution to exercise reasonable care in the performance of its duties and obligations and to indemnify, and hold harmless, Custodian and each Portfolio from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with each such institution's performance of its duties and obligations. Custodian shall be liable to the Fund for the acts or omissions of any Global Subcustodians or Eligible Foreign Custodians to the same extent that such institutions are liable to the Fund. Fund and Custodian agree to comply with all requirements of Rule 17f-5 under the 1940 Act, as amended from time to time.

2.17 REPORTS TO FUND BY CUSTODIAN ON INSURANCE AND Bonding. Custodian shall furnish to Fund upon request information concerning what insurance or bonding coverage is applicable to Fund's securities. Such information shall be similar in kind and scope to that furnished to Fund in connection with the initial approval of this Agreement. In addition, Custodian will promptly inform Fund in the event of any material adverse change in its financial condition or any loss of the assets of Fund.

2.18 RECORDS. Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of Fund under the 1940 Act, with particular attention to Section 31 thereof and the rules thereunder. All such records shall be the property of Fund and shall at all times during the regular business hours of Custodian be open for inspection by duly authorized officers, employees or agents of Fund and employees and agents of the Securities and Exchange Commission. Custodian shall, at Fund's request, supply Fund with a tabulation of securities owned by each Portfolio and held by Custodian and shall, when requested to do so by Fund and for such compensation as shall be agreed upon between Fund and Custodian, include certificate numbers in such tabulations.

3. DUTIES OF CUSTODIAN WITH RESPECT TO INVESTMENT ACCOUNTING. Fund hereby appoints Custodian as its agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Section 31 of the 1940 Act and the rules thereunder and to calculate the net asset value of the Portfolios.

3.1 ACCOUNTS AND RECORDS. Custodian will prepare and maintain, with the direction and as interpreted by Fund, Fund's or Portfolio's accountants and/or other advisors, in complete, accurate and current form all accounts and records: (a) required to be maintained by Fund with respect to portfolio transactions under Section 31 of the 1940 Act and the rules thereunder; (b) required to be maintained as a basis for calculation of each Portfolio's net asset value; and (c) as otherwise agreed upon by the Parties. Fund will advise Custodian in writing of all applicable record retention requirements, other than those set forth in the 1940 Act. Custodian will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act and rules thereunder or for such longer period as is agreed upon by the Parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by Custodian to complete such accounts and records, including calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion, when such information is not readily available from generally accepted securities industry services or publications.

3.2 ACCOUNTS AND RECORDS PROPERTY OF FUND. Custodian acknowledges that all of the accounts and records maintained by Custodian pursuant hereto are the property of Fund, and will be made available to Fund upon request, as further specified by Section 2.18 hereof. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Fund will reimburse Custodian for all necessary and reasonable expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, Custodian will supply information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information to be given to appropriate governmental regulatory bodies as Fund and Custodian agree upon from time to time.

3.3 CALCULATION OF NET ASSET VALUE. Fund will instruct Custodian with regard to the outside pricing sources to be utilized as sources of each Portfolio's asset prices ("Pricing Sources"). In the event that Fund specifies Reuters America, Inc., it will enter into the Agreement attached hereto as Exhibit C. Custodian will calculate each Portfolio's net asset value, in accordance with the Portfolio's Prospectus, at the close of the regular trading session of the New York Stock Exchange ("Exchange"), usually 4:00 p.m. Eastern time, each Monday through Friday, except days on which the Exchange is closed. Custodian will price the assets, including foreign currency holdings, of each Portfolio for which market quotations are available from the Pricing Sources; all other Portfolio assets will be priced in accordance with Fund's instructions.

4. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES OF FUND. Custodian shall receive from the distributor for the Shares or from the Transfer Agent of Fund and, on the date of receipt, deposit into the account of the appropriate Portfolio such payments for Shares of that Portfolio issued or sold from time to time by Fund. Custodian will provide timely notification to Fund and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

      From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of Fund pursuant thereto, Custodian shall, upon receipt of Proper Instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, Custodian is authorized upon receipt of Proper Instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of Fund, Custodian shall honor checks drawn on Custodian by a holder of Shares, which checks have been furnished by Fund to the holder of Shares, when presented to Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between Fund and Custodian.

5. PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board of Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Fund shall cause all oral instructions to be confirmed in writing by either telecopier or telex. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of Fund accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

6. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. Custodian may in its discretion, without express authority from Fund on behalf of each applicable
Portfolio: (a) make payments (not to exceed $10,000 with respect to any Portfolio before an accounting shall be made to the Fund) to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, PROVIDED that all such payments shall be accounted for to Fund on behalf of the Portfolio; (b) surrender securities in temporary form for securities in definitive form; (c) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and (d) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Directors of Fund.

7. EVIDENCE OF AUTHORITY. Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by an authorized person by or on behalf of Fund. Custodian may receive and accept a certified copy of a vote of the Board of Directors of Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by Custodian of written notice to the contrary.

8. OPINION OF FUND'S INDEPENDENT ACCOUNTANT. Custodian shall take all reasonable action, as Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from Fund's independent accountants with respect to its activities hereunder in connection with the preparation of Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

9. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. Custodian shall provide Fund, on behalf of each of the Portfolios at such times as Fund may reasonably require, with reports by Custodian or by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

10. COMPENSATION OF CUSTODIAN. Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between Fund on behalf of each applicable Portfolio and Custodian.

11. RESPONSIBILITY OF CUSTODIAN. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. Custodian shall indemnify and hold harmless Fund for all damages and expenses actually incurred as a result of the negligent action, negligent inaction, or willful misconduct of Custodian, any agent appointed by Custodian pursuant to Section 2.9, any sub-custodian appointed by Custodian pursuant to Article 1, or any of their officers, or employees, in the performance of any function hereunder, including, without limitation, reasonable attorney fees and investigation expenses; but Custodian shall be indemnified by and shall be without liability to Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel with nationally recognized expertise in the 1940 Act (who may be counsel for Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

      Except as may arise from Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, or as otherwise provided in this Agreement, Custodian shall be without liability to Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by Fund or the Investment Advisor in their instructions to Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System, except as provided pursuant to Sections 2.10 and 2.16 hereof; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of Custodian, Fund, Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System, except as provided pursuant to Sections 2.10 and 2.16 hereof; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

      Custodian shall be liable for the acts or omissions of Global Subcustodians and Eligible Foreign Custodians as set forth in Section 2.16 to the same extent as set forth with respect to sub-custodians generally in this Agreement.

      If Fund on behalf of a Portfolio requires Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of Custodian, result in Custodian or its nominee assigned to Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, Fund on behalf of the Portfolio, as a prerequisite to requiring Custodian to take such action, shall provide indemnity to Custodian in an amount and form satisfactory to it.

      If Fund requires Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities (excluding Custodian's operating overhead and taxes arising generally out of Custodian's business) in connection with the performance of this Agreement, except such as may arise from its or its officers', employees', agents' or nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should Fund fail to repay Custodian promptly, Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

      In no event shall Custodian be liable for indirect, special or consequential damages, but Custodian shall be liable for all proximate damages.

12. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed by registered mail, postage prepaid to the other party, such termination to take effect not sooner than thirty
(30) days after the date of such delivery or mailing; PROVIDED, however that Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of Fund has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act; PROVIDED FURTHER, however, that Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that Fund on behalf of one or more of the Portfolios may at any time by action of its Board of Directors (a) substitute another bank or trust company for Custodian by giving notice as described above to Custodian, or (b) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination hereof, Fund on behalf of each applicable Portfolio shall pay to Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse Custodian for its costs, expenses and disbursements in discharging its responsibilities hereunder, excluding Custodian's operating overhead.

13. SUCCESSOR CUSTODIAN. If a successor custodian for Fund, of one or more of the Portfolios shall be appointed by the Board of Directors of Fund, Custodian shall, upon termination, deliver to such successor custodian at the office of Custodian, duly endorsed and in the form for transfer, all securities and other assets of each applicable Portfolio then held by it, its agents, or subcustodians hereunder, shall transfer to an account of the successor custodian or subcustodian all of the securities of each such Portfolio held in a Securities System, and shall cause all securities held by subcustodians to be transferred to the accounts of the successor custodian or its subcustodian, as the successor custodian may direct.

      If no such successor custodian shall be appointed, Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of Fund, deliver at the office of Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Directors shall have been delivered to Custodian on or before the date when such termination shall become effective, then Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by Custodian on behalf of each applicable Portfolio and all instruments held by Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of Custodian under this Agreement.

      In the event that securities, funds and other properties remain in the possession of Custodian, or in Custodian's account with a U.S. Securities System, after the date of termination hereof owing to failure of Fund to procure the certified copy of the vote referred to or of the Board of Directors to appoint a successor custodian, Custodian shall be entitled to fair compensation for its services during such period as Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of Custodian shall remain in full force and effect.

14. INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, Custodian and Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

15. ADDITIONAL FUNDS. In the event that Fund establishes one or more series of Shares in addition to those set forth above with respect to which it desires to have Custodian render services under the terms hereof, it shall so notify Custodian in writing, and if Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

16. MISSOURI LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of the State of Missouri.

17. PRIOR CONTRACTS. This Agreement supersedes and terminates, as of the date hereof, all prior contracts between Fund on behalf of each of the Portfolios and Custodian relating to the custody of Fund's assets.

18. REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The Parties all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

19. SHAREHOLDER COMMUNICATIONS. Rule 14b-2 under the Exchange Act requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holding of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, Custodian needs Fund to indicate whether it authorizes Custodian to provide Fund's name, address, and share position to requesting companies whose securities Fund owns. If Fund tells the Custodian "no," Custodian will not provide this information to requesting companies. If Fund tells Custodian "yes" or does not check either "yes" or "no" below, Custodian is required by the rule to treat fund as consenting to disclosure of this information for all securities owned by Fund or any Portfolios or Accounts established by Fund. For Fund's protection, the rule prohibits the requesting company from using Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

        YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

        NO [ ] The Custodian is not authorized to release the Fund's name, address, and share positions.

20. OTHER FUND SERVICE PROVIDERS. Custodian acknowledges that State Street, in its capacity as the Fund's transfer and service agent, and administrator, is performing certain functions on behalf of Fund, and that State Street may, in certain instances, act on behalf of Fund. Therefore, the Parties agree that this Agreement will be read to refer to State Street, or other Fund service providers, as necessary or appropriate, in lieu of Fund.

21.   THE SYSTEMS; CONFIDENTIALITY.

21.1 If Custodian provides Fund direct access to the computerized investment portfolio custody systems used by Custodian ("Systems") or if Custodian and Fund agree to utilize any electronic system of communication, Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

21.2 Fund will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of Custodian ("Confidential Information"). Fund agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. Fund will return all such Confidential Information to Custodian upon termination or expiration hereof.

21.3  Fund  has  been  informed  that  the  Systems  are  licensed  for use by
      Custodian from one or more third parties ("Licensors"), and Fund acknowledges that Custodian and Licensors have proprietary rights in and to the Systems and all other Custodian or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of Custodian and Licensors. Fund will preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of Fund's obligations and undertakings contained in this Section.

21.4 Fund hereby represents and warrants to Custodian that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. CUSTODIAN EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS OF A PARTICULAR PURPOSE.


      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 7th day of November, 1997.

 INVESTORS FIDUCIARY TRUST COMPANY       MONUMENT SERIES FUND, INC.

 By:/s/ALLEN R. STRAIN                   By:/s/DAVID A. KUGLER
 Title:  EVP                             Title: President

               EXHIBIT B -- FUNDS TRANSFER OPERATING GUIDELINES

I. OBLIGATION OF THE SENDER: Custodian ("IFTC") is authorized to promptly debit Fund's ("Client's") account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client, which will be made part of this Exhibit B following such execution), for funds transfers and in the amount of money that IFTC has been instructed to transfer. IFTC is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by IFTC after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by IFTC in accordance with these procedures. IFTC shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. IFTC will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

II. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by IFTC. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to IFTC. The Client must notify IFTC immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. IFTC shall verify the authenticity of all instructions according to the selected Security Procedures.

III. ACCOUNT NUMBERS: IFTC shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by IFTC at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. IFTC will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

IV. REJECTION: IFTC reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of IFTC's receipt of such payment order; (b) if initiating such payment order would cause IFTC, in IFTC's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if IFTC, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

V. CANCELLATION OR AMENDMENT: IFTC shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford IFTC a reasonable opportunity to act prior to executing the payment order. However, IFTC assumes no liability if the request for amendment or cancellation cannot be satisfied by IFTC's reasonable efforts.

VI. ERRORS: IFTC shall assume no responsibility for failure to detect any erroneous payment order provided that IFTC complies with the payment order instructions as received and IFTC complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

VII. INTEREST AND LIABILITY LIMITS: Provided that IFTC complies with all provisions in the Agreement relating to Proper Instructions, including Sections 2.2, 2.7 and 5, IFTC shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless IFTC is notified of the unauthorized payment order within thirty (30) days of notification by IFTC of the acceptance of such payment order. In the event that IFTC does not comply with the provisions in the Agreement relating to Proper Instructions, the general liability provisions of the Agreement will apply. In no event (including but not limited to failure to execute a payment order) shall IFTC be liable for special, indirect or consequential damages, even if advised of the possibility of such damages, but IFTC shall be liable for all proximate damages.

VIII. AUTOMATED  CLEARING HOUSE ("ACH") CREDIT  ENTRIES/PROVISIONAL  PAYMENTS:
      When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, IFTC or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

IX. CONFIRMATIONS: Confirmation of IFTC's execution of payment orders shall be provided within 24 hours. Notice may be delivered through IFTC's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

X. MISCELLANEOUS: IFTC may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. IFTC and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of IFTC or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                      SECURITY PROCEDURES SELECTION FORM

Please select one or more of the funds transfer security procedures indicated below.

      [ ] SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunicatio n) is a cooperative society owned and operated by memb er financial institutions that provides telecommunic ation services for its membership. Participation is limited to securities brokers and dealers, clear ing and depository institutions, recognized e xchanges for securities, and investment management inst itutions. SWIFT provides a number of security feature s through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidenti ality and fraudulent changes to messages. SELECTION OF THIS SECURITY PROCEDURE WOULD BE MOST APPROPRIATE FOR EXISTING SWIFT MEMBERS.


      [ ] REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and IFTC and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. CLIENTS SELECTING THIS OPTION SHOULD HAVE AN EXISTING FACILITY FOR COMPLETING CPU-CPU TRANSMISSIONS. THIS DELIVERY MECHANISM IS TYPICALLY USED FOR HIGH-VOLUME BUSINESS SUCH AS SHAREHOLDER REDEMPTIONS AND DIVIDEND PAYMENTS.


      [X] TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction. Non-repetitive wire transfers with the original signatures of 2 authorized persons are acceptable and do not require a call back. SELECTION OF THIS ALTERNATIVE IS APPROPRIATE FOR CLIENTS WHO DO NOT HAVE THE CAPABILITY TO USE OTHER SECURITY PROCEDURES.

      [X] TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. IFTC will provide test keys if this option i s chosen. IFTC will verify that the instruction conta ins the signature of an authorized person and prio r to execution of the payment order, will authen ticate the test key provided with the corresponding tes t key at IFTC. Non-repetitive wire transf ers with the original signatures of 2 authorized persons ar e acceptable and do not require a test key. SELECT ION OF THIS ALTERNATIVE IS APPROPRIATE FOR CLIENTS WH O DO NOT HAVE THE CAPABILITY TO USE OTHER SECURITY PROC EDURES.


      [X] REPETITIVE WIRES For situations where funds are transferred periodically from an existin g authorized account to the same payee (destin ation bank and account number) and only the date and cu rrency amount are variable, a repetitive wire may b e implemented. Repetitive wires will be subje ct to a $10 million limit. If the payment order exc eeds the $10 million limit, the instruction will be c onfirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfi rmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedure s for Non-Repetitive Wire Transfers as described b y Telephone Confirmation (Call Back) or Test Key. THIS ALTERNATIVE IS RECOMMENDED WHENEVER FUNDS AR E FREQUENTLY TRANSFERRED BETWEEN THE SAME TWO ACCOUNTS.

      [X] STANDING INSTRUCTIONS Funds are transferred by IFTC to a counter party on the Client's established list of authorized counter parties. Only the date an d the dollar amount are variable. Clients may establis h Standby Instructions by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call Back) or Test Key. THIS OPTION IS USED FOR TRANSACTIONS THAT INCLUDE BUT ARE NOT LIMITED TO FOREIGN EXCHANGE CONTRACTS, TIME DEPOSITS AND TRI-PARTY REPURCHASE AGREEMENTS.

      [X] AUTOMATED CLEARING HOUSE (ACH) IFTC or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to IFTC's or its agent's system with encryption.

                            KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

 CLIENT OPERATIONS CONTACT

 ALTERNATE CONTACT

 Fred Bair                                Alex Cheung
 -----------------------------------      -----------------------------------
 Name                                     Name

 8377 Cherry Lane                         8377 Cherry Lane
 -----------------------------------      -----------------------------------
 Address                                  Address

 LAUREL, MD 20707                         LAUREL, MD 20707
 -----------------------------------      -----------------------------------
 City/State/Zip Code                      City/State/Zip Code

 301-604-1626                             301-343-5535
 -----------------------------------      -----------------------------------
 Telephone Number                         Telephone Number

 301-604-2119
 -----------------------------------
 Facsimile Number

 N/A
 -----------------------------------
 SWIFT Number                             SECOND ALTERNATE CONTACT

                                          Herb Klein
                                          8377 Cherry Lane
                                          Laurel, MD 20707
                                          301-604-1626
MONUMENT SERIES FUND, INC.

By:/s/DAVID A KUGLER
   -----------------
Title: PRESIDENT
Date:  11/7/97

                   EXHIBIT C--REUTERS DATA SERVICE AGREEMENT

The undersigned acknowledges and agrees that some of the data being provided in the service by Custodian ("IFTC") to Fund contains information supplied to IFTC by Reuters America Inc. ("Reuters") (the "Data"). Fund agrees that:

      (i) although Reuters makes every effort to ensure the accuracy and reliability of the Data, Fund acknowledges that Reuters, its employees, agents, contractors, subcontractors, contributors and third party providers will not be liable for any loss, cost or damage suffered or incurred by Fund arising out of any fault, interruption or delays in the Data or out of any inaccuracies, errors or omissions in the Data however such faults, interruptions, delays, inaccuracies, errors or omissions arise, unless due to the gross negligence or willful misconduct of Reuters;

      (ii) it will not transfer, transmit, recirculate by digital or analogue means, republish or resell all or part of the Data; and

      (iii) certain parts of the Data are proprietary and unique to Reuters.

The undersigned further agrees that the benefit of this clause will inure to the benefit of Reuters.



MONUMENT SERIES FUND, INC.

By:/s/DAVID A KUGLER
   -----------------
Title: PRESIDENT
Date:  11/7/97

                       INVESTORS FIDUCIARY TRUST COMPANY
                   (WHOLLY OWNED SUBSIDIARY OF STATE STREET)
                          MONUMENT SERIES FUND, INC.


I.    INVESTMENT ACCOUNTING

      A.    MONTHLY BASE FEE PER PORTFOLIO

            $750 (not included in minimum monthly asset fee discussed in I.B. below.)

      B.    MINIMUM MONTHLY FEE

            There is a monthly minimum fee of $2,750 per fund/portfolio. The monthly minimum fee per portfolio does not apply to any portfolio if the asset based fee discussed in I.C. below produces greater revenue than the aggregate minimum.

      C.    ASSET BASED FEE ON TOTAL RELATIONSHIP BASIS

            3/100 of 1% (3 basis points) on the first $500 million in assets 2/100 of 1% (2 basis points) on the next $500 million in assets 1/100 of 1% (1 basis point) on all assets in excess of $1 billion in assets.

      D.    MONTHLY BASE FEE PER FEEDER FUND

            $750 (not included in minimum monthly fee discussed in I.B.)

      E.    MONTHLY BASE FEE PER MULTI-CLASS FUND

            $350 (not included in minimum monthly fee discussed in I.B.)


II.   SECURITY CUSTODY

      A.    Domestic Securities

            Asset Based Fee on a total relationship basis:

            2/100 of 1% (2 basis points) on the first $500 million in assets 1/100 of 1% (1 basis point) on the next $500 million in assets .5/100 of 1% (.5 basis point) on all assets in excess of $1 billion in assets

            Transaction Fee, per transaction:

            Physical Settlements - $20.00
            DTC or Fed Book Entry - $8.00
            Participant Trust Company (PTC) Eligible - $10.00
            PTC Asset-backed Security Paydown - $10.00

            Other Asset-backed Security Paydown - $10.00
            Federal Funds Wire Received or Delivered - $6.00
             (applied to all services)

      B.    FOREIGN SECURITIES

            See appendix 1 for Global Agreement

      C.    BALANCE CREDITS

            IFTC will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody collected cash balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month through the end of the calendar year. For calculation purposes, IFTC uses an actual/actual basis.

            Note: The bank credit rate is the equivalent to the lesser of:

            o     The average 91-day Treasury Bill discount rate for the month
                  (or)
            o The average Federal Fund rate for the month less 50 basis points.


III.  NOTES TO ABOVE FEE SCHEDULE

            A. Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.

            B. The above schedule does not include out-of-pocket expenses that would be incurred by IFTC on the client's behalf. Examples of out-of-pocket expenses include but are not limited to microfiche, disaster recovery, pricing and research services, overnight mailing services, foreign registration and script fees, etc. IFTC bills out-of-pocket expenses separately from service fees.

            C. The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

            D. Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by IFTC.

            E. The above fee schedule is applicable for selections made and communicated within 90 days of the date of this proposal. The fees are guaranteed for a one year period commencing on the effective date of the service agreement between IFTC and the client. All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

            F. Overdrafts will be calculated at the monthly average Prime rate (as published in the WALL STREET Journal) and charged on the monthly average overdraft balance.

MONUMENT SERIES FUND, INC.               INVESTORS FIDUCIARY TRUST COMPANY

By /s/ DAVID A. KUGLER                   By /s/ALLEN R. STRAIN
   ---------------------                    ---------------------
Title  President                         Title EVP
Date 11-7-97                             Date 11-7-97